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                                                       EXHIBIT 15
Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attn.:  Document Control

Re:  Oryx Energy Company Form 10-Q

We are aware that our report dated August 10, 1998 on our review of the interim condensed consolidated balance sheet of Oryx Energy Company and its Subsidiaries as of June 30, 1998, and the related condensed consolidated statements of income for the three and six months ended June 30, 1998 and 1997, and the related condensed consolidated statements of cash flows for the six months ended June 30, 1998 and 1997, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                      Registration No.
On Form S-3 for:

  Oryx Energy Company $500,000,000 Debt Securities;
  Preferred Stock; and Common Stock                        33-45611

  Oryx Energy Company $600,000,000 Debt Securities         33-33361

  Oryx Energy Company 7,259,394 shares of Common Stock     33-36799

  Oryx Energy Company $500,000,000 Debt Securities;
    Preferred Stock; and Common Stock                     333-33373

On Form S-8 for:

  Oryx Energy Company 1992 Long-Term Incentive Plan        33-42695

  Oryx Energy Company Long-Term Incentive Plan             33-25032

  Oryx Energy Company Capital Accumulation Plan            33-24918

  Oryx Energy Company Equity and Deferred Compensation
  Plan for Non-Employee Directors                         333-03075

  Oryx Energy Company Executive Variable Incentive Plan   333-03089

  Oryx Energy Company 1997 Long-Term Incentive Plan       333-26563


Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                   /s/ PricewaterhouseCoopers LLP


Dallas, Texas
August 10, 1998

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